Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated March 12, 2025, with respect to the consolidated financial statements of USANA Health Sciences, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Salt Lake City, Utah
May 21, 2025